UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2007

Monster Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 351-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2007, Monster Worldwide, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer (the “Agent”), Citibank, N.A. as syndication agent, and the lenders identified therein (the “Lenders”).  Pursuant to the Credit Agreement, the Lenders severally agreed to provide the Company with a $250,000,000 senior unsecured credit facility with a $50,000,000 sublimit available for letters of credit and a sublimit of up to $20,000,000 available for swing line loans.  The proceeds from the facility will be used for general corporate purposes.  The borrowings under the Credit Agreement will bear interest at a rate equal to (i) LIBOR plus a margin ranging from 30 basis points to 77.5 basis points depending on the Company’s ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (the “Consolidated Leverage Ratio”) and (ii) for Dollar-denominated loans only, the higher of (A) the overnight federal funds rate plus 1/2 of 1%  and (B) Bank of America’s prime rate.  The Company  may repay outstanding borrowings at any time during the term of the Credit Agreement without any prepayment penalty.

In addition to paying interest on outstanding borrowings, the Company is required to pay the following fees.  The Company must pay a fee on all outstanding amounts of letters of credit at a rate per annum ranging from 30 basis points to 77.5 basis points (which rate is based on the Consolidated Leverage Ratio).  The Company must pay to the issuers of letters of credit a fronting fee equal to 0.125% per annum of the stated amount of such letter of credit (or with respect to each standby letter of credit, 0.125% per annum of the amount available to be drawn under such letter of credit).  The Company is required to pay a commitment fee on the unused portion of the amount available under the Credit Agreement at a rate per annum ranging from 8 basis points to 17.5 basis points (which rate is based on the Consolidated Leverage Ratio).  The Company is also required to pay a utilization fee on all outstanding loans and letters of credit under the Credit Agreement if the aggregate outstanding loans plus the aggregate available amount of all outstanding letters of credit exceed 50% of the aggregate amount of the facility at a rate per annum ranging from 5 basis points to 10 basis points (which rate is based on the Consolidated Leverage Ratio).

The Credit Agreement contains financial covenants requiring the Company to maintain: (i) a Consolidated Leverage Ratio of no more than 2.50 to 1.00; and (ii) an interest charge coverage ratio (as defined in the Credit Agreement) of at least 3.00 to 1.00.  The Credit Agreement also contains various other negative covenants, including restrictions on incurring indebtedness, creating liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments and entering into new lines of business.  The Credit Agreement also contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with environmental laws.

The Credit Agreement contains various events of default, including:  (i) nonpayment in the required currency of principal, interest, fees or other amounts (with grace periods with respect to payments other than principal payments); (ii) failure to perform or observe covenants set forth in the loan documentation; (iii) any representation or warranty proving to have been incorrect when made or deemed made; (iv) cross-default to other indebtedness in an amount in excess of $25,000,000; (v) bankruptcy and insolvency defaults; (vi) monetary judgment defaults in an amount in excess of $25,000,000 and material nonmonetary judgment defaults; (vii) breaches or violations of certain employee benefits obligations, laws or regulations; (viii) actual or asserted invalidity or impairment of any loan documentation; and (ix) change of control (as defined in the Credit Agreement).  In the case of certain events of bankruptcy, all amounts borrowed under the Credit Agreement become due and payable and, in the case of other events of default, lenders holding more than 50% of the commitments under the Credit Agreement may declare all amounts borrowed under the Credit Agreement due and payable.

This description of the senior unsecured credit facility is qualified in its entirety by the Credit Agreement, attached as Exhibit 4.1 of this Current Report on Form 8-K. The obligations of the Company under the Credit Agreement are guaranteed by certain material domestic subsidiaries of the Company (the “Subsidiary Guarantors”) pursuant to the Subsidiary Guaranty Agreement, dated as of December 21, 2007, by the Subsidiary Guarantors in favor of the Agent and the Lenders. This description of the Subsidiary Guaranty Agreement is qualified in its entirety by the Subsidiary Guaranty Agreement, attached as Exhibit 4.2 of this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described under Item 1.01, which Item is incorporated herein by reference, the Amended and Restated Secured Revolving Credit Agreement, dated as of January 14, 2005 (the “Prior Credit Agreement”), among the Company, Monster Worldwide Limited (f/k/a TMP Worldwide Limited) and Bartlett Scott Edgar Limited, as borrowers, the several lenders from time to time parties thereto, Banc of America Securities, LLC, as sole lead arranger and book manager, Bank of America, N.A., as administrative agent, the Royal Bank of Scotland plc, as syndication agent, and LaSalle Bank National Association, as documentation agent was terminated. Pursuant to the Prior Credit Agreement, the lenders thereunder provide the borrowers with a senior secured revolving credit facility in an initial aggregate principal amount of up to $100,000,000.  Bank of America, N.A. was the administrative agent under the Prior Credit Agreement and is the administrative agent under the Credit Agreement.

The Company did not incur any material early termination penalties in connection with the termination of the Prior Credit Agreement. This description of the Prior Credit Agreement is qualified in its entirety by the terms of the Prior Credit Agreement, which has been previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 Credit Agreement, dated as of December 21, 2007, among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, the lenders identified therein, Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer, and Citibank, N.A. as syndication agent.

4.2 Subsidiary Guaranty Agreement, dated as of December 21, 2007, by FastWeb, LLC, KJB Holding Corp., Military Advantage, Inc., Monster, Inc., Monster (California), Inc., Monster Emerging Markets, LLC, Monster Government Solutions, LLC, Monster International Holding Corp., Monster Labs, LLC, MonsterTrak Corporation, Monster Worldwide Technologies, LLC, PWP, LLC, OCC.com Inc., Tickle Inc., and TMAT, Inc. in favor of Bank of America, N.A. (in its capacity as the Administrative Agent) for the Lenders party to the Credit Agreement from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Worldwide, Inc.

December 27, 2007	By:	/s/ Timothy T. Yates
Name: Timothy T. Yates
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Credit Agreement
4.2	Subsidiary Guaranty Agreement